Exhibit 21.1

Subsidiaries of Weyerhaeuser Real Estate Company

1.	Maracay Homes, LLC, an Arizona limited liability company

a.	Maracay 56, LLC, an Arizona limited liability company

b.	Maracay 63rd, LLC, an Arizona limited liability company

c.	Maracay 75, LLC, an Arizona limited liability company

d.	Maracay 83, LLC, an Arizona limited liability company

e.	Maracay 91, LLC, an Arizona limited liability company

f.	Maracay 118, LLC, an Arizona limited liability company

g.	Maracay 2012, an Arizona limited liability company

h.	Maracay AMR, LLC, an Arizona limited liability company

i.	Maracay Ashler Hills, LLC, an Arizona limited liability company

j.	Maracay Bethany Estates II, LLC, an Arizona limited liability company

k.	Maracay Bethany Estates, LLC, an Arizona limited liability company

l.	Maracay Bridges, LLC, an Arizona limited liability company

m.	Maracay Brooks, LLC, an Arizona limited liability company

n.	Maracay Construction, LLC, an Arizona limited liability company

o.	Maracay Cooper Ranch, LLC, an Arizona limited liability company

p.	Maracay Cotton Commons, LLC, an Arizona limited liability company

q.	Maracay Crismon, LLC, an Arizona limited liability company

r.	Maracay Desert Parks, LLC, an Arizona limited liability company

s.	Maracay Dobbins, LLC, an Arizona limited liability company

t.	Maracay DVR, LLC, an Arizona limited liability company

u.	Maracay Garden Trails, LLC, an Arizona limited liability company

v.	Maracay Higley, LLC, an Arizona limited liability company

w.	Maracay Landmark, LLC, an Arizona limited liability company

x.	Maracay Las Casitas, LLC, an Arizona limited liability company

y.	Maracay Lindsay Crossing, LLC, an Arizona limited liability company

z.	Maracay McQueen, LLC, an Arizona limited liability company

aa.	Maracay Ocotillo Landing, LLC, an Arizona limited liability company

bb.	Maracay Palm Valley, LLC, an Arizona limited liability company

cc.	Maracay Parks, LLC, an Arizona limited liability company

dd.	Maracay Pecos Vistas, LLC, an Arizona limited liability company

ee.	Maracay Pecos Vistas II, LLC, an Arizona limited liability company

ff.	Maracay Preserve, LLC, an Arizona limited liability company

gg.	Maracay Pyramid, LLC, an Arizona limited liability company

hh.	Maracay Pyramid II, LLC, an Arizona limited liability company

ii.	Maracay Rancho, LLC, an Arizona limited liability company

jj.	Maracay Rancho Sahuarita, LLC, an Arizona limited liability company

kk.	Maracay Realty, LLC, an Arizona limited liability company

ll.	Maracay Riggs, LLC, an Arizona limited liability company

mm.	Maracay Rio Rancho, LLC, an Arizona limited liability company

nn.	Maracay San Tan, LLC, an Arizona limited liability company

oo.	Maracay Sienna Manor, LLC, an Arizona limited liability company

pp.	Maracay Sienna Vista, LLC, an Arizona limited liability company

qq.	Maracay Sonoran Foothills, LLC, an Arizona limited liability company

rr.	Maracay Sonoran Mountain, LLC, an Arizona limited liability company

ss.	Maracay Stonefield, LLC, an Arizona limited liability company

tt.	Maracay Thunderbird, LLC, an Arizona limited liability company

uu.	Maracay Trails, LLC, an Arizona limited liability company

vv.	Maracay Tramonto, LLC, an Arizona limited liability company

ww.	Maracay VR, LLC, an Arizona limited liability company

xx.	Maracay Villas Boulders, LLC, an Arizona limited liability company

yy.	Maracay Vistancia II, LLC, an Arizona limited liability company

zz.	Maracay Vistancia, LLC, an Arizona limited liability company

aaa.	Maracay WH, LLC, an Arizona limited liability company

bbb.	Maracay White Tanks, LLC, an Arizona limited liability company

ccc.	Maracay Windsong, LLC, an Arizona limited liability company

ddd.	MH Financial Services, LLC, an Arizona limited liability company

2.	Pardee Homes, a California corporation

a.	Las Positas Land Co., a California corporation

b.	Marmont Realty Company, a California corporation

c.	Pardee Homes of Nevada, a Nevada corporation

i.	Pardee Coyote Holdings I, LLC, a Nevada limited liability company

3.	South Jersey Assets, Inc., a New Jersey corporation

4.	The Quadrant Corporation, a Washington corporation

5.	Trendmaker Homes, Inc., a Texas corporation

a.	Trendmaker Clear Lake LLC, a Texas limited liability company

6.	Winchester Homes, Inc., a Delaware corporation

a.	Cabin Branch Commons, LLC, a Maryland limited liability company

7.	WRECO Linear, LLC, a Washington limited liability company